Exhibit 99.1

flexion

Transformative Medicine...

Where It Matters

Flexion Therapeutics Reports Fourth-Quarter and Full-Year 2019 Financial Results

•	Company reported ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) net sales of $73.0 million for full-year 2019, representing more than 220% growth over 2018
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Analysis of Phase 3b trial investigating ZILRETTA in patients with knee OA and synovitis indicates treatment resulted in a significant reduction (>50%) in synovial tissue volume at Week 6 (primary endpoint) along with improvements in pain and function scores

•	Conference call scheduled for today at 4:30 p.m. ET

BURLINGTON, Mass., March 12, 2020 – Flexion Therapeutics, Inc. (Nasdaq:FLXN) today reported financial results and recent business highlights for the quarter and the full year ended December 31, 2019.

“2019 marked an exciting period of growth for both Flexion and ZILRETTA,” said Michael Clayman, M.D., President and Chief Executive Officer. “While our full-year sales of $73 million reflect the building market enthusiasm for ZILRETTA, we believe we are still just scratching the surface of its potential. Based on our recent label update, increasing utilization from existing accounts, a growing prescriber base, and most importantly, the strong clinical performance of the product, we have growing confidence that ZILRETTA can become the leading intra-articular therapy for the millions of people who confront osteoarthritis knee pain each year. Furthermore, we continue to investigate ZILRETTA’s potential in new indications with our Phase 2 trial in shoulder OA and adhesive capsulitis.”

Added Dr. Clayman, “ZILRETTA is the engine that will drive our growth in the years ahead and facilitate our goal of becoming the leader in discovering, developing and commercializing new treatments for musculoskeletal conditions. We are making great strides towards this goal as evidenced by the progress of FX201 and FX301, two potentially transformative product candidates.”

2019 Financial Highlights

The Company reported a net loss of $149.8 million for full-year 2019 as compared to a net loss of $169.7 million for full-year 2018. Net sales of ZILRETTA were $23.7 million for fourth-quarter 2019 and totaled $73 million for full-year 2019. The cost of sales for full-year 2019 was $10.0 million.

Research and development expenses were $69.6 million and $53.1 million for the years ended December 31, 2019 and 2018, respectively. The increase in research and development expenses year-over-year of $16.5 million was primarily due to an increase in salary and other employee-related costs for additional headcount and stock-based compensation expense and

Exhibit 99.1

an increase in expenses related to portfolio expansion, ZILRETTA development and other program costs.

Selling, general and administrative expenses were $129.7 million and $121.3 million for the years ended December 31, 2019 and 2018, respectively. Selling expenses were $96.3 million and $87.3 million for the years ended December 31, 2019 and 2018, respectively. The year-over-year increase in selling expenses of $9.0 million was primarily due to salary and other employee-related costs and external costs related to marketing and reimbursement support activities. General and administrative expenses were $33.4 million and $34.0 million for the years ended December 31, 2019 and 2018, respectively, which represents a decrease of $0.6 million year-over-year.

Interest expense was $17.1 million and $15.7 million for the years ended December 31, 2019 and 2018, respectively.

As of December 31, 2019, the Company had approximately $136.7 million in cash, cash equivalents, and marketable securities compared with $258.8 million as of December 31, 2018.

ZILRETTA Commercial Metrics
Since the commercial launch of ZILRETTA in November 2017 through December 31, 2019:

•	3,488 of Flexion’s approximately 4,972 target accounts had purchased ZILRETTA. This compares to the 3,130 purchasing accounts over the period from launch through September 30, 2019.
•	76% (2,642) of purchasing accounts had placed at least one reorder.
•	794 accounts had made ZILRETTA purchases of more than 50 units; 1,028 accounts had purchased 11 to 50 units; and 1,666 accounts had purchased between 1 and 10 units.
•	Accounts purchasing more than 50 ZILRETTA units have been responsible for 81% of total ZILRETTA purchases (142,789 units).

Recent News and 2019 Business Highlights

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In March 2020, the Company announced the appointment of Melissa Layman as Chief Commercial Officer. Ms. Layman has more than 25 years of commercial experience within the life science industry, most recently with Lantheus Medical Imaging where she served as Vice President for Global Sales and Marketing.

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Also in March 2020, the first two patients were treated in a Phase 1 clinical trial evaluating the safety and tolerability of FX201 in patients with osteoarthritis (OA) of the knee. The open-label, dose-escalation study is expected to enroll 15 to 24 patients, 30-80 years of age, with symptomatic knee OA (Kellgren-Lawrence Grade 2 or 3). The Company

Exhibit 99.1

anticipates data from the study will be available in 2021.

FX201 is a gene therapy product candidate designed to stimulate the production of an anti-inflammatory protein, interleukin-1 receptor antagonist (IL-1Ra), whenever inflammation is present within the joint. Based on preclinical data, the Company believes FX201 holds the potential to provide OA pain relief for a year or more and may slow disease progression.

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Flexion completed the primary endpoint analysis of its open-label, single-arm, Phase 3b trial assessing the effect of a single administration of ZILRETTA on synovitis in patients with knee OA. The data indicate that treatment with ZILRETTA resulted in a significant reduction (>50%) in synovial tissue volume at Week 6 compared to baseline (N=89 patients). These patients also reported improvements in pain and function scores over this time period. Patients continue to be followed in the trial to capture additional, longer-term exploratory measures as synovitis, or inflammation of the synovial membrane, is believed to play an important role in the progression of OA.

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In December 2019, Flexion announced that the FDA approved its supplemental New Drug Application (sNDA) for ZILRETTA. The revised product label removed language which previously stated that ZILRETTA was “not intended for repeat administration” and replaced it with new language stating that “the efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.”

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Also in December, Flexion announced the enrollment of the first three patients in a clinical trial to evaluate the efficacy of ZILRETTA in patients with either shoulder OA or adhesive capsulitis (AC), also known as frozen shoulder. The Phase 2 double-blind, placebo-controlled, study is expected to enroll up to 250 patients – approximately 135 with shoulder OA and 115 with shoulder AC. The data are anticipated in 2021.

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In September, Flexion entered into a definitive agreement with Xenon Pharmaceuticals that provides the Company with the global rights to develop and commercialize XEN402, a NaV1.7 inhibitor, known as funapide, for control of post-operative pain. The new preclinical product candidate, known as FX301, consists of XEN402 formulated for extended release from a thermosensitive hydrogel for administration as a peripheral nerve block for control of post-operative pain. Flexion held a pre-IND meeting with FDA in January and remains on track to initiate FX301 clinical trials in 2021.

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In August 2019, the Company entered into an Amended and Restated Credit and Security Agreement with Silicon Valley Bank, MidCap Financial Trust, and Flexpoint MCLS Holdings, LLC, for a term loan of $40.0 million and a revolving credit facility up to $20.0 million, both of which mature on January 1, 2024. The revolving credit facility is secured by a portion of the Company’s accounts receivable balance. The Company drew down the term loan of $40 million in August and in February 2020 drew down $20 million from the revolving credit facility.

Exhibit 99.1

Conference Call
Flexion’s management will host a conference call today at 4:30 p.m. ET. The dial-in number for the conference call is 855-770-0022 for domestic participants and 908-982-4677 for international participants, with Conference ID #8074875. A live webcast of the conference call can also be accessed through the “Investors” tab on the Flexion Therapeutics website, and a replay will be available online after the call.

Indication and Select Important Safety Information for ZILRETTA (triamcinolone acetonide extended-release injectable suspension)

Indication: ZILRETTA is indicated as an intra-articular injection for the management of osteoarthritis pain of the knee.

Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.

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Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.

•	Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
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Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Exhibit 99.1

Please see ZilrettaLabel.com for full Prescribing Information.

About ZILRETTA
On October 6, 2017, ZILRETTA was approved by the U.S. FDA as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis-related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide — a commonly administered, short-acting corticosteroid — with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced knee pain for 12 weeks, with some people experiencing pain relief through Week 16.

About Osteoarthritis (OA) of the Knee
OA, also known as degenerative joint disease, affects more than 30 million adults living in the U.S. and accounts for more than $185 billion in annual expenditures. In 2016, more than 15 million Americans were diagnosed with OA of the knee and the average age of physician-diagnosed knee OA has fallen by 16 years, from 72 in the 1990s to 56 in the 2010s. The prevalence of OA is expected to continue to increase as a result of aging, obesity and sports injuries. Each year, approximately five million OA patients receive either an immediate-release corticosteroid or hyaluronic acid intra-articular injection to manage their knee pain.

About FX201
FX201 is a locally administered gene therapy product candidate which utilizes a helper-dependent adenovirus (HDAd) vector, designed to stimulate the production of an anti-inflammatory protein, interleukin-1 receptor antagonist (IL-1Ra), whenever inflammation is present within the joint. Inflammation is a known cause of pain, and chronic inflammation is thought to play a major role in the progression of osteoarthritis (OA). By persistently suppressing inflammation, Flexion believes FX201 holds the potential to both reduce OA pain and modify the disease.

About FX301
FX301 is a locally administered NaV1.7 inhibitor product candidate, known as funapide formulated for extended release in a thermosensitive hydrogel. The initial development of FX301 is intended to support administration as a peripheral nerve block for control of post-operative pain. Flexion believes FX301 has the potential to provide effective pain relief while preserving motor function and anticipates initiating clinical trials in 2021.

About Flexion Therapeutics
Flexion Therapeutics (Nasdaq:FLXN) is a biopharmaceutical company focused on the development and commercialization of novel, local therapies for the treatment of patients with musculoskeletal conditions, beginning with osteoarthritis, the most common form of arthritis.

Exhibit 99.1

The company's core values are focus, ingenuity, tenacity, transparency and fun. Visit flexiontherapeutics.com.

Forward-Looking Statements
This release contains forward-looking statements that are based on the current expectations and beliefs of Flexion. Statements in this press release regarding matters that are not historical facts, including, but not limited to, statements relating to the future of Flexion; our expectations regarding revenues for the year ended December 31, 2020; expected sales growth of ZILRETTA; expected clinical developments and clinical trial timelines; expected increases in the rate of individuals with OA of the knee; and the potential therapeutic and other benefits of ZILRETTA and Flexion’s product pipeline, are forward looking statements. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risk that we may not achieve revenue expectations for 2020; the risk that we may not be able to successfully maintain an effective sales force to commercialize ZILRETTA; competition from alternative therapies; the risk that we may not be able to maintain and enforce our intellectual property, including intellectual property related to ZILRETTA; the risk that ZILRETTA may not be successfully commercialized or adopted; risks regarding our ability to obtain adequate reimbursement from payers for ZILRETTA; risks related to the manufacture and distribution of ZILRETTA, including our reliance on sole sources of supply and distribution; risks related to clinical trials, including potential delays, safety issues or negative results; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risks and uncertainties described in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 7, 2019 and subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of the statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

Exhibit 99.1

FLEXION THERAPEUTICS CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share information)

	Year Ended December 31,
	2019	2018
Revenue	$ 72,957	$ 22,524

Operating expenses:
Cost of sales	9,960	7,336
Research and development	69,559	53,079
Selling, general and administrative	129,709	121,311
Total operating expenses	209,228	181,726
Loss from operations	(136,271)	(159,202)
Interest income (expense), net	(13,854)	(11,145)
Other income	352	688
Loss from operations before income tax	(149,773)	(169,659)
Net loss	(149,773)	(169,659)

Basic and diluted net loss per share	$ (3.93)	$ (4.49)
Basic and diluted weighted
average number of common shares outstanding	38,086	37,751

Exhibit 99.1

	FLEXION THERAPEUTICS SELECTED BALANCE SHEET DATA (in thousands)
	December 31,	December 31,
	2019	2018

Cash and cash equivalents	$ 82,253	$ 87,299
Marketable securities	54,407	171,555
Total current assets	195,675	285,042
Working capital	159,456	248,425
Total assets	217,560	295,752
Total notes payable	40,176	13,607
Total convertible notes	153,413	144,879
Total stockholders' (deficit) equity	(20,108)	110,079

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Contact:

Scott Young

Vice President, Corporate Communications & Investor Relations

T: 781-305-7194

syoung@flexiontherapeutics.com

Julie Downs

Associate Director, Corporate Communications & Investor Relations

T: 781-305-7137

jdowns@flexiontherapeutics.com